UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 15, 2011

Date of Report (Date of earliest event reported)

SPANSION INC.

(Exact name of registrant as specified in its charter)

Delaware	000-34747	20-3898239
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

915 DeGuigne Drive

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of principal executive offices) (Zip Code)

(408) 962-2500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 15, 2011, Spansion Inc. (the “Company”) entered into a binding Memorandum of Understanding (“MOU”) with Samsung Electronics Co. Ltd. (“Samsung”) that settles each of the eight pending patent infringement proceedings among the Company, Samsung and their respective subsidiaries. Pursuant to the terms of the MOU, within 30 days following execution of the MOU the Company and Samsung will enter into a final settlement agreement that will replace the MOU.

Under the terms of the MOU, the Company and Samsung each grant the other seven-year limited licenses to certain patents. Samsung will pay to the Company $150 million dollars over a five-year period. The payments will consist of an initial installment of $25 million, which is due August 15, 2011, and 20 quarterly installments of $6.25 million beginning in the fourth quarter of 2011. In addition, the Company and Samsung will stipulate to a $45 million bankruptcy claim for Samsung, which the Company will purchase for $30 million.

The preceding description of the MOU is qualified in its entirety by reference to the full text of the MOU, which the Company intends to file as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending June 26, 2011. The Company also intends to seek confidential treatment of certain portions of the MOU.

[Signature Page Follows]

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 20, 2011	SPANSION INC.

	By:	/s/ John H. Kispert
	Name:	John H. Kispert
	Title:	President and Chief Executive Officer

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